Exhibit 4.15.8


                                 AMENDMENT NO. 5
                               TO CREDIT AGREEMENT


     AMENDMENT NO. 5 TO CREDIT AGREEMENT ("this Amendment"), dated as of June 13, 2005, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and JPMorgan Chase Bank, N.A., as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement;

     NOW,  THEREFORE,  subject to the condition precedent set forth in Section 3
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

     2.1 Annex A to the Credit Agreement is hereby amended by adding the following defined terms in the correct alphabetical order:

          "Rubber and Felt Business" means, collectively, the rubber and felt carpet cushion businesses of Foamex.

          "Rubber and Felt Business Sale" means the sale on April 29, 2005 by Foamex to Leggett & Platt, Incorporated of the Rubber and Felt Business.

     2.2 The definition of "Borrowing Cutoff Amount" in Annex A to the Credit Agreement is hereby amended by adding the following parenthetical clause after the phrase "an amount equal to EBITDA" in clause (v) thereof: "(provided that, clause

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(ix) of the  definition of EBITDA shall not be applicable to the  calculation of
EBITDA for this purpose)" and by replacing the table set forth therein with the following table:

     Relevant EBITDA Fiscal Month                                  Amount
     ----------------------------                                  ------

     Fiscal month of Foamex ending  October 26,  2003                3.50
     and  each   fiscal   month  of   Foamex   ending
     thereafter through and including the fiscal month of Foamex ending March 28, 2004

     Fiscal  month of Foamex  ending  April 25,  2004                3.25
     and  each   fiscal   month  of   Foamex   ending
     thereafter through and including the fiscal month of Foamex ending August 22, 2004

     Fiscal  month of  Foamex  ending  September  26,                3.50
     2004 and each fiscal month of Foamex ending thereafter through and including the fiscal month of Foamex ending January 2, 2005

     Fiscal month of Foamex ending January 30, 2005                  3.55

     Fiscal month of Foamex ending February 27, 2005                 4.10

     Fiscal month of Foamex ending April 3, 2005                     4.35

     Fiscal month of Foamex ending May 1, 2005                       4.50

     Fiscal month of Foamex ending May 29, 2005                      4.60

     Fiscal month of Foamex ending July 3, 2005                      5.00

     Fiscal month of Foamex ending July 31, 2005                     5.00

     Relevant EBITDA Fiscal Month                                  Amount
     ----------------------------                                  ------

     Fiscal month of Foamex ending August 28, 2005                   4.90

     Fiscal month of Foamex ending October 2, 2005                   4.85

     Fiscal month of Foamex ending October 30, 2005                  4.75

     Fiscal month of Foamex  ending  December 4, 2005                4.50
     and  each   fiscal   month  of   Foamex   ending
     thereafter through and including the fiscal month of Foamex ending January 29, 2006

     Fiscal month of Foamex ending  February 26, 2006                4.25
     and  each   fiscal   month  of   Foamex   ending
     thereafter through and including the fiscal month of Foamex ending April 30, 2006

     Fiscal  month of Foamex  ending May 28, 2006 and                3.90
     each fiscal  month of Foamex  ending  thereafter
     through  and   including  the  fiscal  month  of
     Foamex ending July 30, 2006

     Fiscal  month of Foamex  ending  August 27, 2006                3.55
     and  each   fiscal   month  of   Foamex   ending
     thereafter through and including the fiscal month of Foamex ending October 29, 2006

     Fiscal month of Foamex  ending  December 4, 2006                3.45
     and  each   fiscal   month  of   Foamex   ending
     thereafter through and including the fiscal month of Foamex ending April 29, 2007

     Relevant EBITDA Fiscal Month                                  Amount
     ----------------------------                                  ------

     Fiscal  month of Foamex  ending May 27, 2007 and                3.25
     each fiscal month of Foamex ending thereafter

     2.3 The definition of "EBITDA" in Annex A to the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (vi) thereof and substituting a comma therefor and (ii) adding the language ", (viii) as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated June 10, 2005, a) the charge in an amount equal to $2,600,000 applicable to the fiscal month of Foamex ended May 29, 2005 and (b) a charge in an amount up to $6,500,000, plus the aggregate amount of fees and expenses incurred by Foamex in connection with Amendment No. 5 to this Agreement and Amendment No. 5 to the Term Loan B Agreement, applicable to the fiscal month of Foamex ended July 3, 2005, and (ix) for purposes of determining the Fixed Charge Coverage Ratio for any fiscal period ending on or prior to October 1, 2006, the following shall be added to EBITDA for the respective fiscal period: an amount equal to $3,400,000 applicable to the fiscal quarter of Foamex ended July 3, 2005, an amount equal to $5,300,000 applicable to the fiscal quarter of Foamex ended October 2, 2005, an amount equal to $8,100,000 applicable to the fiscal quarter of Foamex ended January 1, 2006, an amount equal to $9,200,000 applicable to the fiscal quarter of Foamex ended April 2, 2006, an amount equal to $7,300,000 applicable to the fiscal quarter of Foamex ended July 2, 2006, and an amount equal to $5,700,000 applicable to the fiscal quarter of Foamex ended October 1, 2006 reflecting the effect of the Rubber and Felt Business Sale as disclosed in writing by Foamex to the Administrative Agent and the Lenders in that certain letter dated June 10, 2005" immediately before the period at the end of such definition.

     2.4 The definition of "Junior Term Loan Funding Conditions" in Annex A to the Credit Agreement is hereby amended by deleting the amount "$10,000,000" in each of clauses (i) and (ii) thereof and substituting therefor the amount "$25,000,000".

     2.5 Section 3.4(f) of the Credit Agreement is hereby amended by (a) adding the phrase "(A) an amount not to exceed $17,000,000 in the aggregate, to be used by Foamex for working capital and general corporate purposes permitted hereunder or (B)" immediately after the words "second, at the option of Foamex," at the beginning of clause second of the fifth sentence thereof and (b) amending and restating the sixth sentence thereof to read as follows:

     If Foamex elects pursuant to clause "second" of the previous sentence to repurchase or repay Foamex 13 1/2% Subordinated Notes and/or repay principal on Additional B Term Loans and Term Loans and/or use proceeds for working capital and general corporate purposes with proceeds from the disposition of Designated Assets, following the application of Net Proceeds from the disposition of such Designated Assets in accordance with clause "first" of the previous sentence and pending such repurchase, repayment and/or use for working capital and general corporate purposes, the remaining proceeds of such disposition shall be applied to repay or prepay Revolving Loans to the extent outstanding (subject to the proviso in the last sentence of Section 3.4(a), without reduction of the Maximum Revolver Amount or the establishment of a Permanent Reserve) and the Administrative Agent shall implement a Reserve of the type specified in clause (ii) of the definition thereof in the amount of such proceeds so applied to repay or prepay Revolving Loans (which Reserve shall (x) be implemented to permit Foamex to borrow Revolving Loans against such Reserve (provided, that the aggregate amount of such Revolving Loans borrowed may not exceed the original amount of such Reserve) to repurchase or repay Foamex 13 1/2% Subordinated Notes in accordance with Section 7.12(E) and/or to repay principal on Additional B Term Loans and Term Loans and/or use proceeds for working capital and general corporate purposes in accordance with clause "second" of the previous sentence, as appropriate, so long as on the date of such borrowing and repurchase or repayment the conditions precedent to the borrowing of such Revolving Loans specified in Section 8.2 are satisfied, and (y) be reduced dollar for dollar by the amount of the Revolving Loans so made and used for such purpose).

     SECTION 3. EFFECTIVENESS. This Amendment shall become effective on such date as the following conditions precedent are satisfied:

     3.1  Counterparts  of  this  Amendment  executed  by  the  Borrowers,   the
Guarantors, the Majority Lenders and the Administrative Agent shall have been delivered to the Administrative Agent.

     3.2 The Administrative Agent shall have received an amendment to the Senior Lenders Intercreditor Agreement, duly executed by the Term Loan B Agent, Foamex and those Affiliates of Foamex party thereto, in form and substance satisfactory to the Administrative Agent.

     3.3 The Administrative Agent shall have received a copy, certified by a Responsible Officer of Foamex as true and complete, of an amendment to the Term Loan B Agreement, consenting to this Amendment and providing for amendments to the Term Loan B Agreement consistent with the amendments herein contemplated, which amendment shall be in form and substance satisfactory to the Administrative Agent and the Majority Lenders.

     3.4 The Administrative Agent for the sole account of the Administrative Agent and the Bank shall have received, in form and substance satisfactory to the Administrative Agent and the Bank, a fully executed fee letter, dated the date hereof (the "Fee Letter"), between the Administrative Agent and the Borrower and the Administrative Agent shall have received payment of all fees payable thereunder.

     3.5 The Borrower shall have paid to the Administrative Agent, for the ratable benefit (based upon their respective Pro Rata Shares in effect immediately prior to the effectiveness of this Amendment) of the Lenders who have delivered to the Administrative Agent an executed signature page to this Amendment prior to 5:00 p.m. on June 13, 2005, an amendment fee in the amount of $300,000.

     SECTION 4. CONSENT TO AMENDMENTS TO SENIOR LENDERS INTERCREDITOR AGREEMENT AND TERM LOAN B AGREEMENT.

     4.1 Each of the Lenders, by its signature to this Amendment, hereby authorizes the Administrative Agent to enter into the amendment to the Senior Lenders Intercreditor Agreement referred to in Section 3.2 of this Amendment and agrees to be bound by the provisions of the Senior Lenders Intercreditor Agreement as so amended.

     4.2 Each of the Lenders, by its signature to this Amendment, hereby consents to the amendment to the Term Loan B Agreement, a copy of which is attached as Exhibit A hereto.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior date, in which case such representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations and its grant of a security interest in the Collateral in which it has an interest to secure the payment of the Obligations.

                  [Remainder of page intentionally left blank]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                              FOAMEX L.P.

                              By:  FMXI, Inc., its Managing General Partner

                                   By:    /s/ George L. Karpinski
                                          -----------------------------------
                                   Title: Vice President
                                          -----------------------------------


                              FMXI, INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              FOAMEX INTERNATIONAL INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Senior Vice President
                                      ---------------------------------------

                              FOAMEX CANADA INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Treasurer
                                      ---------------------------------------

                              FOAMEX CAPITAL CORPORATION

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              FOAMEX LATIN AMERICA, INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              FOAMEX MEXICO, INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------

                              FOAMEX MEXICO II, INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              FOAMEX ASIA, INC.

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              FOAMEX CARPET CUSHION LLC

                              By:     /s/ George L. Karpinski
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              BANK OF AMERICA, N.A., Individually and as
                                 Administrative Agent

                              By:     /s/ William J. Wilson
                                      ---------------------------------------
                              Title:  Vice President
                                      ---------------------------------------


                              GENERAL ELECTRIC CAPITAL CORPORATION

                              By:     /s/ James DeSantis
                                      ---------------------------------------
                              Title:  Duly Authorized Signatory
                                      ---------------------------------------


                              JPMORGAN CHASE BANK, N.A.

                              By:     /s/ Beverly J. Gray
                                      ---------------------------------------
                              Title:  Portfolio Manager
                                      ---------------------------------------


                             CONGRESS FINANCIAL CORPORATION (CENTRAL)

                             By:      /s/ Thomas A. Martin
                                      ---------------------------------------
                             Title:   Vice President
                                      ---------------------------------------

                             STATE OF CALIFORNIA PUBLIC EMPLOYEES'
                                RETIREMENT SYSTEM

                             By:      /s/ Michael Clabar
                                      ---------------------------------------
                             Title:   Investment Officer
                                      ---------------------------------------


                             PNC BANK, NATIONAL ASSOCIATION

                             By:      /s/ Thomas J. Bugieda
                                      ---------------------------------------
                             Title:   Vice President
                                      ---------------------------------------


                            WELLS FARGO FOOTHILL, LLC

                            By:       /s/ Juan Barrera
                                      ---------------------------------------
                            Title:    Vice President
                                      ---------------------------------------

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